UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2021

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
The information in Item 2.01 of this Current Report on Form 8-K regarding the Amendment is hereby incorporated by reference herein to this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 11, 2021, the CLNY Seller Entities (as defined below), each affiliates of Colony Capital, Inc. (the “Company”), completed the sale of two of the Company's six hospitality portfolios (the "Two-Pack Sale") to Silverplate Capital Partners LLC, a Delaware limited liability company and an affiliate of Highgate (the “Purchaser”), consisting of all of the MIA Seller Entities' and the NEP Seller Entities’ respective interests (the “MIA/NEP Interests”) in the Miami Airport Portfolio and New England Portfolio, respectively, consisting of an aggregate of approximately 1,842 rooms across 12 hotel properties in the U.S. The sale was completed pursuant to the previously announced Agreement of Purchase and Sale, dated September 22, 2020 (as amended from time to time, the “Sale Agreement”) with the Purchaser, pursuant to which the CLNY Seller Entities agreed to sell all of the CLNY Seller Entities’ interests (the “Hospitality Interests”) in the Company’s six hospitality portfolios. The Company indirectly held 100% of the MIA/NEP Interests and received aggregate gross proceeds of $9.0 million for the Two-Pack Sale.

In connection with the Two-Pack Sale, on March 11, 2021, the CLNY Seller Entities entered into a third amendment (the “Amendment”) to the Sale Agreement. The Amendment reflects the agreement by the parties to complete the sale by the CLNY Seller Entities of all of its interests in the CBM Portfolio, the Miami Airport Portfolio and the New England Portfolio by no later than March 16, 2021; provided that, the closing date will be automatically extended to March 31, 2021, with no requirement by the Purchaser to make any additional deposit of funds, as a result of the closing of the Two-Pack Sale on March 11, 2021. The Amendment also modifies the gross aggregate purchase price to $12.0 million, as may be further adjusted pursuant to the Sale Agreement, which reflects the purchase price to be paid by the Purchaser for the CBM Portfolio, the Miami Airport Portfolio and the New England Portfolio only. There can be no assurance that the sale of the CBM Portfolio will close in the timeframe contemplated or on the terms anticipated, if at all.

CMP I Owner-T, LLC, a Delaware limited liability company ("CMP I Owner"), CMP I CAM2-T, LLC, a Delaware limited liability company ("CMP I CAM2," and together with CMP I Owner, the "CMP Seller Entities"), Grand Prix Mezz Borrower Fixed LLC, a Delaware limited liability company, INK Acquisition LLC, a Delaware limited liability company, INK Acquisition III LLC, a Delaware limited liability company, Castleblack Owner Holdings, LLC, a Delaware limited liability company, Castleblack Operator Holdings, LLC, a Delaware limited liability company, MC Owner MB1-T, LLC, a Delaware limited liability company ("MC Owner"), MC OPS MB1-T, LLC, a Delaware limited liability company ("MC OPS," and together with MC Owner, the "MIA Seller Entities"), NEP Owner MB2-T, LLC, a Delaware limited liability company ("NEP Owner"), NEP OPS MB2-T, LLC, a Delaware limited liability company ("NEP OPS," together with NEP Owner, the "NEP Seller Entities"), CNI THL Propco Holdings, LLC, a Delaware limited liability company, and CNI THL Opco Holdings, LLC, a Delaware limited liability company, are collectively referred to herein as the “CLNY Seller Entities.”

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma effects of the Two-Pack Sale assume the Two-Pack Sale had closed on December 31, 2020 for purposes of the consolidated balance sheet.

Giving effect to the Two-Pack Sale, the Company’s total assets at December 31, 2020 of $20.2 billion would be reduced by $315 million, reflecting the carrying value of assets disposed, net of approximately $7.3 million of net cash proceeds received; and total liabilities at December 31, 2020 of $12.9 billion would be reduced by $266 million, reflecting the assumption of underlying mortgage debt and other liabilities by the buyer. The assets disposed and associated liabilities were previously presented within assets held for disposition and liabilities related to assets held for disposition, respectively, on the Company’s consolidated balance sheet at December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The pro forma effects of the Two-Pack Sale are illustrative only and are not intended to represent or be indicative of the effects of the Two-Pack Sale on the Company’s financial position or results of operations had the Two-Pack Sale been completed as of the beginning of the earliest period presented, nor are they indicative of the Company’s future financial condition or results of operations.

The consolidated statements of operations for each of the three years in the period ended December 31, 2020 reflecting the disposition of the hotel business as discontinued operations were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Agreement of Purchase and Sale, dated March 11, 2021, among the CLNY Seller Entities and the Purchaser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 17, 2021	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer